UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2016

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 — Regulation FD Disclosure.

On December 19, 2016, Clayton Williams Energy, Inc. (the “Company”) issued a press release announcing that it has closed its previously announced transaction with a third party to sell substantially all of the Company’s assets in the Giddings Area of East Central Texas for a sale price of $400 million, before closing adjustments (the “Giddings Asset Sale”).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section.

Item 8.01 — Other Events.

On December 19, 2016, the Company closed the Giddings Asset Sale for a sale price of $400 million, before closing adjustments.  The Company expects to use the proceeds from the sale to fund development in the Delaware Basin and to repay a portion of its outstanding indebtedness.

Item 9.01 — Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of December 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Dated: December 20, 2016	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Dated: December 20, 2016	By:	/s/ Jaime R. Casas
Jaime R. Casas
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of December 19, 2016.